LETTERHEAD OF INTELCOM GROUP INC.


                                                    July 24, 1996

      Division of Corporation Finance
      Securities and Exchange Commission
      450 Fifth Street, NW
      Washington, DC  20549

          Re:  IntelCom Group Inc.
               Registration Statement on Form S-3
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     Ladies and Gentlemen:

            The undersigned herby requests acceleration of the effective date of the above referenced Registration Statement to 9:00 a.m. on July 25, 1996, or as soon thereafter as may be practicable.


                                       Very truly yours,


                                        IntelCom Group Inc.


                                        By: /s/ John D. Field
                                           ---------------------------
                                            John D. Field
                                            Executive Vice President